UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑A/A AMENDMENT NO. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ECHELON CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	77-0203595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2901 Patrick Henry Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None (Title of Class)

Explanatory Note
This Amendment No. 1 to Form 8-A amends and supplements the Form 8-A originally filed by Echelon Corporation, a Delaware corporation (the “Company”), on April 26, 2016 (the “Form 8-A”). Unless otherwise indicated, each capitalized term used but not defined in this amendment has the meaning assigned to such term in the Form 8-A.
Item 1.    Description of Registrant's Securities to be Registered.
On April 17, 2017, the Board of Directors (the “Board”) of the Company approved an amendment (the “Amendment”) to the Tax Benefit Preservation Plan (the “Plan”), dated as of April 22, 2016, by and between the Company and Computershare Inc., as rights agent (the “Rights Agent”), to extend the Final Expiration Date (as such term is defined in the Plan) to April 25, 2019. On April 17, 2017, the Company and the Rights Agent executed the Amendment.
The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 and is incorporated herein by reference.
Item 2.    Exhibits.

3.1
Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8‑K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 26, 2016).

4.1	Tax Benefit Preservation Plan, dated as of April 22, 2016 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 26, 2016).
4.2
First Amendment to Tax Benefit Preservation Plan, dated as of April 17, 2017, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 18, 2017).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
ECHELON CORPORATION
By:    /s/ C. Michael Marszewski
C. Michael Marszewski
Vice President and Chief Financial Officer

Dated: April 18, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1
Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8‑K filed by the Company with the SEC on April 26, 2016).

4.1	Tax Benefit Preservation Plan, dated as of April 22, 2016 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 26, 2016).
4.2
First Amendment to Tax Benefit Preservation Plan, dated as of April 17, 2017, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 18, 2017).